PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(5)
To prospectus dated July 5, 2018	Registration No. 333-226024

333,333,334 Common Units (each Common Unit contains One Share of Common Stock, One Series C Common Stock Purchase Warrant, One Series D Common Stock Purchase Warrant and One Series E Common Stock Purchase Warrant);

Placement Agent Warrants to Purchase up to 26,666,667 Shares of Common Stock;

1,026,666,669 Shares of Common Stock Underlying the Series C Common Stock Purchase Warrants, the Series D Common Stock Purchase Warrants, the Series E Common Stock Purchase Warrants and the Placement Agent Warrants

We are offering on a “best-efforts” basis 333,333,334 units (the “Common Units”), with each Common Unit consisting of (i) one share of common stock, (ii) one Series C Common Stock Purchase Warrant to purchase one share of common stock (the “Series C Warrants”), (iii) one Series D Common Stock Purchase Warrant to purchase one share of common stock (the “Series D Warrants”), and (iv) one Series E Common Stock Purchase Warrant to purchase one share of common stock (the “Series E Warrants”).

Each Common Unit will be sold at a price of $0.0163 per Common Unit. The Common Units will not be issued or certificated. The shares of common stock, Series C Warrants, Series D Warrants and Series E Warrants will all be immediately separable and issued separately, but will be purchased together in this offering. Pursuant to this prospectus supplement and the accompanying prospectus, we will also issue the Placement Agent Warrants described below, as part of the compensation payable to the placement agent in connection with this offering. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the Warrants and the Placement Agent Warrants.

The Series C Warrants will be exercisable at any time on or after the six-month anniversary of issuance date until the five-year anniversary of such initial exercise date. The Series D Warrants and the Series E Warrants will be exercisable at any time on or after the six-month anniversary of issuance date until the one-year anniversary of such initial exercise date. Each Series C Warrant and Series D Warrant will be exercisable at a price of $0.0163 per share of our common stock, subject to adjustment. Each Series E Warrant will be exercisable at a price of $1.00 per share of our common stock, subject to adjustment.

For a more detailed description of our common stock, the Series C Warrants, Series D Warrants, Series E Warrants and the Placement Agent Warrants, see the section entitled “Description of the Securities We are Offering” beginning on page S-17 of this prospectus supplement.

Our common stock trades on the Nasdaq Capital Market under the symbol “HMNY”. The last reported trading price of our common stock on January 15, 2019, was $0.0163 per share. There is no public trading market for the Warrants, we do not expect a market to develop, and purchasers may not be able to resell the Warrants purchased under this prospectus supplement. In addition, we do not intend to apply for a listing of the Warrants on the Nasdaq Capital Market, any other national securities exchange, or any nationally recognized trading system. This may affect the pricing of the Warrants in the secondary market, the transparency and availability of trading prices, and the liquidity of the Warrants.

We have retained H.C. Wainwright & Co., LLC as our exclusive placement agent in connection with the securities offered by this prospectus supplement and the accompanying prospectus. The placement agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus supplement and the accompanying prospectus. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. We have agreed to pay the placement agent the placement agent fees set forth in the table below, which assumes that we sell all of the securities we are offering. Because there is no minimum offering amount required as a condition to closing in this offering, the actual offering amount, placement agent’s fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth below.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-8 of this prospectus supplement and page 2 of the accompanying prospectus.

	Price per Common Unit	Total(2)
Offering price	$0.0163	$5,433,333
Placement agent fees(1)	$0.00114	$380,333
Proceeds to us before expenses	$0.01516	$5,053,000

(1)	In addition, we have agreed to reimburse the placement agent for certain of its expenses and to issue warrants to purchase shares of our common stock to the placement agent as described under the “Plan of Distribution” section (the “Placement Agent Warrants”).

(2)	Total proceeds does not give effect to the sale or exercise, if any, of the Series C Warrants, the Series D Warrants, the Series E Warrants or the Placement Agent Warrants.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Delivery of the securities to the purchaser is expected to be made on or about January 16, 2019, subject to the satisfaction of certain closing conditions.

H.C. Wainwright & Co.

The date of this prospectus supplement is January 15, 2019.

Prospectus Supplement

Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT

In this prospectus supplement, unless the context otherwise requires, references to “we,” “us,” “our,” “our company,” the “Company” or “Helios” refer to Helios and Matheson Analytics Inc. and its subsidiaries. On July 24, 2018, we effected a reverse stock-split of our issued and outstanding common stock at a ratio of one-for-250 (“Reverse Stock Split”). This prospectus supplement gives retroactive effect to the Reverse Stock Split for all periods presented.

This prospectus supplement and the accompanying prospectus relate to the offering of shares of our common stock and warrants to purchase shares of our common stock. Before buying any of the shares of common stock and warrants to purchase shares of our common stock offered hereby, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference”. These documents contain important information that you should consider when making your investment decision. This prospectus supplement contains information about the common stock and warrants offered hereby and may add, update or change information in the accompanying prospectus.

You should rely only on the information that we have provided or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor the placement agent (nor any of the placement agent’s affiliates) have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We and the placement agent are not making offers to sell or solicitations to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information in this prospectus supplement and the accompanying prospectus or any related free writing prospectus is accurate only as of the date on the front of the document and that any information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any related free writing prospectus, or any sale of a security.

This document is in two parts. The first part is this prospectus supplement, which adds to and updates information contained in the accompanying prospectus. The second part is the accompanying prospectus which provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus, you should rely on the information in this prospectus supplement.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been or will be filed as exhibits to the registration statement of which this prospectus supplement is a part or as exhibits to documents incorporated by reference herein, and you may obtain copies of those documents as described below under the headings “Where You Can Find More Information” and “Information Incorporated by Reference”.

The industry and market data and other statistical information contained in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference are based on management’s estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by management to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information. None of the independent industry publications used in this prospectus supplement, the accompanying prospectus or the documents we incorporate by reference were prepared on our or our affiliates’ behalf and none of the sources cited by us consented to the inclusion of any data from its reports, nor have we sought their consent.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents that we incorporate by reference, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Forward-looking statements in this prospectus supplement and the accompanying prospectus include, without limitation, statements related to our financial and operating performance, our plans, strategies, objectives, expectations, intentions and adequacy of resources. Certain important risks, including those discussed in the risk factors set forth under “Risk Factors” of this prospectus supplement, could cause results to differ materially from those anticipated by some of the forward-looking statements. Some, but not all, of these risks include, among other things:

●	our ability to satisfy Nasdaq listing criteria deficiencies and to successfully appeal the determination to delist our securities by the Nasdaq Stock Market LLC (“Nasdaq”) and remain listed on the Nasdaq Capital Market;

●	our ability to successfully develop the business model of MoviePass Inc. (“MoviePass”), Moviefone, MoviePass Films LLC (“MoviePass Films”) and MoviePass Ventures, LLC (“MoviePass Ventures”);

●	our ability to integrate the operations of MoviePass, Moviefone, MoviePass Films and MoviePass Ventures into our operations;

●	our capital requirements and whether or not we will be able to raise capital when we need it;

●	our ability to fulfill our payment obligations to MoviePass’ merchant processors in a timely manner to prevent MoviePass service interruptions;

●	changes in local, state or federal regulations that will adversely affect our business;

●	our ability to retain our existing clients and subscribers and market and sell our services to new clients and subscribers;

●	the success of our cost-reduction and subscription revenue increase measures and our ability to continue to generate non-subscription revenue;

●	the impact of legal proceedings or governmental action against us;

●	our ability to attract brokers and investors who do not trade in lower priced stock;

●	the risk that the conditions to the completion of the creation of MoviePass Entertainment Holdings Inc. are not satisfied, including the inability of MoviePass Entertainment Holdings Inc. to complete the necessary audited financial statements and to file and have its registration statement on Form S-1 declared effective by the Securities and Exchange Commission, and the risk that we may not have the required surplus or cash flow solvency under Delaware law to effect a distribution of shares of MoviePass Entertainment Holdings Inc. to our security holders;

●	whether we will continue to receive the services of certain officers and directors;

●	our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others;

●	our ability to effectively react to other risks and uncertainties described from time to time in our filings with the Securities and Exchange Commission, such as fluctuation of quarterly financial results, reliance on third party consultants, litigation or other proceedings and stock price volatility; and

●	other uncertainties, all of which are difficult to predict and many of which are beyond our control.

In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of such terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We do not undertake any obligation to publicly update or review any forward-looking statement.

PROSPECTUS SUPPLEMENT SUMMARY

OUR BUSINESS

This is only a summary and may not contain all the information that is important to you. You should carefully read both this prospectus supplement and the accompanying prospectus and any other offering materials, together with the additional information described under the heading “Where You Can Find More Information”.

About Helios and Matheson Analytics Inc.

Overview

We provide high quality information technology, or IT, services and solutions including a range of technology platforms focusing on big data, business intelligence, and consumer-centric technology. More recently, to provide greater value to stockholders, we have sought to expand our business primarily through acquisitions that leverage our capabilities and expertise.

On November 9, 2016, we acquired Zone Technologies, Inc. (“Zone”), a concierge security, crime mapping and spatial analysis company.

On December 11, 2017, we acquired a majority interest in MoviePass, whose primary product offering is MoviePass™, the nation’s premier movie theater subscription service. MoviePass allows its subscribers to see up to three movies a month, in theaters nationwide for a fixed price, which varies depending on the subscription plan selected by the subscriber, and additional movies at a discounted price. Since December 2017, we have acquired additional shares of MoviePass common stock and as of the date of this prospectus supplement, we own approximately 91.8% of MoviePass’ outstanding common stock (excluding shares underlying MoviePass options and warrants).

MoviePass Ventures was formed as a Delaware limited liability company in January 2018 and is a wholly- owned subsidiary of the Company. MoviePass Ventures aims to collaborate with film distributors to share in film revenues while using the data analytics MoviePass offers for marketing and targeting services for MoviePass’ paying subscribers using the platform.

On April 4, 2018, we acquired the Moviefone brand and related assets from Oath Inc. (formerly, AOL Inc.), an entertainment service owned by Oath Inc., a wholly-owned subsidiary of Verizon Communications Inc. Moviefone provides over 6 million monthly unique visitors full access to the entertainment ecosystem, from movie theaters to streaming content. Moviefone delivers movie show times and tickets, trailers, TV schedules, streaming information, cast and crew interviews, photo galleries and more. Moviefone’s editorial coverage includes up-to-date entertainment news, trailers and clips, red-carpet coverage and celebrity features.

On May 15, 2018, we formed MoviePass Films. On May 23, 2018, the Company executed a binding letter of intent with Emmett Furla Oasis Films LLC (“EFO Films”) pursuant to which EFO Films acquired a 49% membership interest in MoviePass Films. MoviePass Films focuses on studio-driven content and new film production for theatrical release and other distribution channels. We plan to capitalize on the capabilities of MoviePass to market future MoviePass Films productions to MoviePass subscribers.

On July 16, 2018, we formed 10 Minutes Gone, LLC, a Delaware limited liability company (“10 Minutes Gone”), for the purpose of engaging in the production and distribution of the film 10 Minutes Gone.

On July 16, 2018, 100% of the membership interests in Georgia Film Fund 79, LLC, a Delaware limited liability company, formed on January 16, 2018 by EFO Films for the purpose of engaging in motion picture production, were transferred to 10 Minutes Gone.

Financial Update

As of December 31, 2018, we had cash on hand of approximately $5.1 million and approximately $20.8 million on deposit with our merchant and fulfillment processors related to subscription revenues. The funds held by these processors represent a portion of the payments received for annual and other extended term MoviePass subscription plans and future ticket fulfillment, which we classify as current assets on our balance sheet and which we expect to be disbursed to us or utilized during 2019.

Corporate Information

Our executive offices are located at The Empire State Building, 350 Fifth Avenue, New York, New York 10118, and our telephone number is (212) 979-8228. Additional information about us is available on our website at www.hmny.com. The information contained on or that may be obtained from our website is not, and shall not be deemed to be, a part of this prospectus supplement. Our common stock, par value $0.01 per share, is currently traded on the Nasdaq Capital Market under the ticker symbol “HMNY”.

For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the SEC incorporated by reference in this prospectus supplement. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

THE OFFERING

Common Units offered by us	333,333,334 Common Units with each Common Unit consisting of (i) one share of common stock, (ii) one Series C Warrant, (iii) one Series D Warrant and (iv) one Series E Warrant.

Offering price	$0.0163 per Common Unit

Common stock outstanding after the offering	2,001,541,260 shares of common stock (excluding the exercise of the Warrants and the Placement Agent Warrants offered by us in this offering).(1)

Warrants offered by us

Series C Warrants to purchase up to an aggregate of 333,333,334 shares of our common stock. Each Series C Warrant will be exercisable for one share of our common stock at a price of $0.0163 per share, subject to adjustment. The Series C Warrants will be exercisable at any time on or after the six-month anniversary of issuance date until the five-year anniversary of such initial exercise date.

Series D Warrants to purchase up to an aggregate of 333,333,334 shares of our common stock. Each Series D Warrant will be exercisable for one share of our common stock at a price of $0.0163 per share, subject to adjustment. The Series D Warrants will be exercisable at any time on or after the six-month anniversary of issuance date until the one-year anniversary of such initial exercise date.

Series E Warrants to purchase up to an aggregate of 333,333,334 shares of our common stock. Each Series E Warrant will be exercisable for one share of our common stock at a price of $1.00 per share, subject to adjustment. The Series E Warrants will be exercisable at any time on or after the six-month anniversary of issuance date until the one-year anniversary of such initial exercise date.

Pursuant to this prospectus supplement and the accompanying prospectus, we will also issue the Placement Agent Warrants described under “Plan of Distribution,” as part of the compensation payable to the placement agent in connection with this offering.

This prospectus supplement also relates to the offering of shares of our common stock issuable upon exercise of the Warrants and the Placement Agent Warrants.

There is no established public trading market for the Warrants or the Placement Agent Warrants and we do not expect a market to develop. We do not intend to apply for a listing of the Warrants or the Placement Agent Warrants on any national securities exchange. Without an active market, the liquidity of the Warrants and the Placement Agent Warrants will be limited.

See “Description of the Securities we are Offering––Warrants.”

Best efforts	We have retained H.C. Wainwright & Co., LLC as our exclusive placement agent in connection with the securities offered by this prospectus supplement and the accompanying prospectus. The placement agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus supplement and the accompanying prospectus. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. See “Plan of Distribution” on page S-22.

Dividend policy	We have not declared or paid any cash dividends on our common stock since February 18, 2014. We do not anticipate paying any cash dividends in the foreseeable future.

Risk factors	Investing in our common stock and warrants involves a high degree of risk. See “Risk Factors” beginning on page S-8, as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of risks you should carefully consider before investing in our securities.

Use of proceeds	We will use approximately $1.2 million of the net proceeds from the sale of the common stock and warrants offered by us under this prospectus supplement to redeem a portion of our outstanding indebtedness and the remaining proceeds for general corporate purposes of the Company and its subsidiaries and transaction expenses. See “Use of Proceeds” on page S-13.

Nasdaq Capital Market Symbol	“HMNY”

(1)

The number of shares of common stock to be outstanding after this offering is based on 1,668,207,926 shares of common stock outstanding as of January 14, 2019, and excludes, in each case as of January 14, 2019:

●	10,440 shares of common stock available and reserved for issuance pursuant to the Helios and Matheson Analytics Inc. 2014 Equity Incentive Plan;

●	29,364 shares of common stock that may be issued upon the exercise of warrants by Palladium Capital Advisors LLC;

●	18,545 shares of common stock reserved for issuance to various officers, directors, employees and consultants;

●	16,000 shares of common stock issuable to MoviePass upon receipt of stockholder approval and unrestricted conversion of the convertible promissory note in the principal amount of $12 million that we issued to MoviePass upon the closing of the Securities Purchase Agreement, dated August 15, 2017, between the Company and MoviePass;

●	50,886 shares of common stock issuable upon the exercise of warrants issued in public offerings in December 2017, February 2018 and April 2018;

●	10,201 shares of common stock issuable upon the exercise of warrants, issued to Oath Inc. upon the closing of the acquisition of the Moviefone assets;

●	2,000 shares reserved for issuance to Helios and Matheson Information Technology Ltd. in exchange for entering into prior lockup agreements; and

●	1,026,666,669 shares of common stock issuable upon the exercise of the Warrants and Placement Agent Warrants in this offering.

RISK FACTORS

Investing in our securities involves a high degree of risk. Please see the risk factors set forth in Part I, Item 1A of our most recent Annual Report on Form 10-K and in Part II, Item 1A of our Quarterly Reports on Form 10-Q and other filings we make with the SEC, which are incorporated by reference into this prospectus supplement, as well as the other risk factors listed in this prospectus supplement and underlying prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus supplement. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline.

Risks Related to this Offering and our Common Stock and Warrants

The proceeds from this offering, along with our cash and cash equivalents, may not be sufficient to fund our operations for the near future and we may not be able to obtain additional financing.

As of December 31, 2018, we had approximately $5.1 million in available cash and approximately $20.8 million on deposit with our merchant processors for a total of approximately $25.9 million. The funds held by these processors represent a portion of the payments received for annual and other extended term MoviePass subscription plans and future ticket fulfillment, which we classify as current assets on our balance sheet and which we expect to be disbursed to us or utilized during 2019. Historically, our monthly cash deficit has been significant, and our monthly cash deficit will continue to increase in the coming months.

The anticipated proceeds from this offering, along with our cash and cash equivalents, may not be sufficient to fund our operations for the near future and we may not be able to obtain additional financing. We will continue to require significant proceeds from sales of our debt or equity securities, among other sources of capital. However, we no longer have access to funds from the sale of shares of common stock in an at-the-market offering, and we will need to seek other sources of capital, of which there can be no assurance. Furthermore, to the extent we use any net proceeds from sales of our securities for acquisitions of other businesses or financial interests in additional movies (through our subsidiaries, MoviePass Ventures or MoviePass Films), we will need additional capital to offset our monthly cash deficit to the extent resulting from those further investments.

We will continue to require significant proceeds from sales of our debt or equity securities, each of which will may have a significant dilutive effect on our stockholders. If we are unable to obtain sufficient amounts of additional capital, we may be required to reduce the scope of our planned growth or otherwise further alter our business model, objectives and operations, which could harm our business, financial condition and operating results.

Any failure to maintain effective internal control over our financial reporting could materially adversely affect us.

Section 404 of the Sarbanes-Oxley Act of 2002 requires us to include in our annual reports on Form 10-K an assessment by management of the effectiveness of our internal control over financial reporting. Our management assessed our internal control over financial reporting as of December 31, 2017. Based on such assessment, we concluded that our internal control over financial reporting was not effective as of December 31, 2017 to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external reporting purposes in accordance with U.S. generally accepted accounting principles. The material weakness we have identified is as follows:

●	Due to the significant number of transactions that occurred during the fourth quarter of 2017 including, but not limited to, the acquisition of MoviePass and the related financing arrangements, it was determined that we had inadequate monitoring controls in place related to our financial reporting, debt and equity related transactions and other management oversight procedures due to the lack of sufficient accounting resources to complete an effective review of the various complex and significant transactions.

The MoviePass acquisition on December 11, 2017 and the post-acquisition integration related activities represents a material change in our internal control over financial reporting. We are in the process of evaluating the impact of the acquisition on our internal control over financial reporting as well as the necessary controls and procedures to be implemented.

Our internal control over financial reporting will not prevent or detect all error and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud will be detected. If we are not able to comply with the requirements of Section 404 in a timely manner, if we do not remedy the current material weakness or if we identify additional material weaknesses in our internal controls, investors could lose confidence in the reliability of our financial statements, the market price of our stock could decline and we could be subject to sanctions or investigations by the SEC, or other regulatory authorities.

We received a written notice from Nasdaq that it has determined to delist our common stock from the Nasdaq Capital Market.

On June 21, 2018, we received a deficiency letter from the Nasdaq Listing Qualifications Department (the “Staff”) notifying us that, for the prior thirty consecutive business days, the closing bid price for our common stock had closed below the minimum $1.00 per share requirement for continued listing on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). In accordance with Nasdaq Listing Rules, we have been given 180 calendar days, or until December 18, 2018, to regain compliance with the Minimum Bid Price Requirement.

On December 19, 2018, we received a written notice from the Staff that we had not regained compliance with the Minimum Bid Price Requirement and are not eligible for a second 180-day period because the Staff determined that it does not appear that it is possible for us to cure the deficiency. The notice indicated that, while we met all the quantitative requirements, the Staff’s determination is based on the low price of our common stock, the significant issuances of common stock over the past year from an Equity Distribution Agreement and the conversion of future priced securities (primarily Senior Secured Convertible Notes of the Company issued on November 7, 2017 and January 23, 2018), our stated need to issue additional shares to fund its operations, the failure of a prior reverse-stock split in July 2018 to result in compliance with the Minimum Bid Price Requirement, and our inability to obtain approval for a proposed reverse stock split at a special meeting in November 2018.

As a result, Nasdaq has determined that unless we timely request an appeal of such determination before the Nasdaq Hearings Panel (the “Panel”), our common stock will be scheduled for delisting from the Nasdaq Capital Market and will be suspended at the opening of business on December 28, 2018, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove our securities from listing and registration on the Nasdaq Capital Market.

In accordance with Nasdaq’s procedures, we appealed the Staff’s determination by requesting a hearing before the Panel (the “Hearing”) to seek continued listing. This hearing request automatically stays the suspension of the Company’s securities and the filing of a Form 25-NSE pending the Panel’s decision. Nasdaq has informed us that the Hearing is scheduled to take place on January 31, 2019. At or prior to the Hearing, the Company intends to present its plans to Nasdaq to regain compliance with the Minimum Bid Price Requirement and request an extension of time so that our Board of Directors and management can effect a reverse stock split at a time that is in the best interests of our stockholders. We intend to continue to monitor the closing bid price for our common stock and will continue considering all available options to resolve our noncompliance with the Minimum Bid Price Requirement.

If we are not able to regain compliance with the Minimum Bid Price Requirement or we are not successful in our appeal at the Hearing before the Panel, our common stock could be traded on an electronic bulletin board established for unlisted securities such as the Pink Sheets or the OTC Bulletin Board. In such event, it would become more difficult to dispose of, or obtain accurate price quotations for, our common stock, and there would likely be a reduction in our coverage by security analysts and the news media, which could cause the price of our common stock to decline further. Additionally, the sale or purchase of our common stock would likely be made more difficult and the trading volume and liquidity of our common stock would likely decline. A delisting from the Nasdaq Capital Market would also result in negative publicly and would negatively impact our ability to raise capital in the future.

The sale of a substantial amount of our common stock in the public market and the issuance of shares reserved for issuance to consultants and upon conversion of convertible instruments, including the shares issuable upon exercise of the Warrants and Placement Agent Warrants offered in this offering, could adversely affect the prevailing market price of our common stock.

As of January 14, 2019, we had 1,668,207,926 shares of common stock issued and outstanding and the closing sale price of our common stock on January 15, 2019 was $0.0163.

We may engage in transactions to issue convertible debt, as we have in the past, which transactions may include registration rights. The registration of such additional securities and the potential for high volume trades of our common stock in connection with these financings may have a downward effect on our market price. In addition, in connection with past convertible note financings, we issued five-year warrants to a financial advisor, of which 29,364 are currently exercisable. Future issuance of our common stock upon exercise of these warrants may have a further negative impact on our stock price.

Finally, as of January 14, 2019, we have reserved for issuance, but not yet issued, a substantial amount of additional shares that are included in “Summary––The Offering––Common stock outstanding after the offering.” The issuance of shares we are obligated to issue, which may increase dilution of existing investors and further depress the market price of our common stock, which may negatively affect our stockholders’ equity and our ability to raise capital on terms acceptable to us in the future.

The price of our common stock has been volatile, and the market price of our common stock may decrease.

The per share price of our common stock has been volatile. Since July 25, 2018, the day after we effected the Reverse Stock Split, the per share closing price of our common stock has been as low as $0.0124 on September 18, 2018 and as high as $10.6 on July 25, 2018. The factors that may cause the market price of our common stock to fluctuate include, but are not limited to:

●	our ability to derive financial benefits from our ownership stake in MoviePass, MoviePass Films, MoviePass Ventures and our ownership of the Moviefone assets;

●	the ability of MoviePass to become cash flow positive or profitable;

●	the ability of MoviePass Ventures to enter into economic arrangements with film distributors and derive economic benefits from such arrangements;

●	our ability to recruit and retain qualified IT personnel;

●	changes in the perception of investors and securities analysts regarding the risks to our business or the condition of our business;

●	changes in our relationships with key clients;

●	changes in the market valuation or earnings of our competitors or companies viewed as similar to us;

●	changes in key personnel;

●	changes in our capital structure, such as future issuances of securities or the incurrence of debt;

●	the granting or exercise of employee stock options or other equity awards; and

●	general market and economic conditions.

In addition, the equity markets have experienced significant price and volume fluctuations that have affected the market prices for the securities of technology companies for a number of reasons, including reasons that may be unrelated to our business or operating performance. These broad market fluctuations may result in a material decline in the market price of our common stock and you may not be able to sell your shares at prices you deem acceptable. In the past, following periods of volatility in the equity markets, securities class action lawsuits have been instituted against public companies. Such litigation, if instituted against us, could result in substantial cost and the diversion of management attention.

You will experience immediate and substantial dilution in the book value per share of the common stock you purchase.

Because the price per share of our common stock being offered will be higher than the book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the securities you purchase in this offering. See the section titled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

There is no public market for the Warrants to purchase shares of our common stock being offered in this offering.

There is no public trading market for the Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants on any national securities exchange or other nationally recognized trading system, including the Nasdaq Capital Market. Without an active market, the liquidity of the Warrants will be limited, and you may not be able to resell your Warrants. If your Warrants cannot be resold, you will have to depend upon any appreciation in the value of our common stock over the exercise price of the Warrants in order to realize a return on your investment in the Warrants.

Except as otherwise provided in the Warrants, holders of our Warrants will not have the rights or privileges of a holder of our common stock, including any voting rights, until such holders exercise their Warrants and acquire our common stock.

Except as otherwise provided in the Warrants, holders of our Warrants will not have the rights or privileges of a holder of our common stock, including any voting rights, until such holders exercise their Warrants and acquire our common stock. As a result, absent exercise of the Warrants, holders of the Warrants will not have the ability to vote their shares underlying the Warrants, which may limit the influence that investors in our offering may have over the outcome of matters submitted to our stockholders for a vote.

Because our management will have broad discretion and flexibility in how the net proceeds from this offering are used, we may use the net proceeds in ways in which you disagree.

We currently intend to use the net proceeds from this offering for general corporate purposes of the Company and its subsidiaries; to satisfy $1.2 million of the amounts payable in connection with the senior non-convertible notes issued by the Company on October 4, 2018 and December 18, 2018; and for transaction expenses including placement agent fees. We have not allocated specific amounts of the net proceeds from this offering for any of the foregoing purposes other than the payment of a portion of the senior non-convertible notes and transaction expenses. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

This offering is being conducted on a “best efforts” basis.

We have retained H.C. Wainwright & Co., LLC as our exclusive placement agent in connection with the securities offered by this prospectus supplement and the accompanying prospectus. The placement agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus supplement and the accompanying prospectus. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. As a “best efforts” offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated.

The conditions to the completion of the creation of MoviePass Entertainment Holdings Inc. , or “MoviePass Entertainment,” and the distribution of shares of MoviePass Entertainment to our security holders may not be satisfied, and we may not have the required surplus or cash flow solvency under Delaware law to effect a distribution of shares of MoviePass Entertainment to our security holders.

On October 23, 2018, we issued a press release announcing that our Board of Directors preliminarily approved a plan to create a new subsidiary named MoviePass Entertainment Holdings Inc. that would take ownership of the shares of MoviePass and other film related assets held by the Company, including our equity interests in MoviePass Films and MoviePass Ventures and the Moviefone brand and related assets. If permitted under Delaware law and subject to other conditions, we plan to distribute a minority of the outstanding shares of MoviePass Entertainment common stock as a dividend to holders of common stock and certain warrants of the Company as of a record date that is yet to be determined, with the Company retaining control of MoviePass Entertainment upon any such distribution, which we refer to as the “Spin-Off Transaction.” Following the Spin-Off Transaction, MoviePass Entertainment would become a separate publicly traded company.

The Spin-Off Transaction is subject to numerous conditions, including MoviePass Entertainment completing the necessary audited financial statements and having a registration statement on Form S-1 declared effective by the Securities and Exchange Commission, and the approved listing of MoviePass Entertainment’s common stock on Nasdaq or an alternative trading market.

Additionally, we may not have the required surplus or cash flow solvency under Delaware law to effect the Spin-Off Transaction. No assurance can be given that the Spin-Off Transaction will occur, or if it occurs that it will occur on the terms described in this prospectus supplement. In addition to the conditions to the Spin-Off Transaction described herein (certain of which may be waived by our Board of Directors in its sole discretion), our Board of Directors may abandon the Spin-Off Transaction at any time prior to the distribution date for any reason or for no reason.

We may not realize the potential benefits from the Spin-Off Transaction in the near term or at all.

We believe that the Spin-Off Transaction will better position MoviePass Entertainment and us to take advantage of certain business opportunities and financing strategies that more closely align to MoviePass Entertainment’s and our business goals. However, no assurance can be given that any investment or other strategic opportunities will become available to us or MoviePass Entertainment following the Spin-Off Transaction on terms that we or MoviePass Entertainment find favorable or at all. Given the added costs associated with the completion of the Spin-Off Transaction, including the separate accounting, legal and other compliance costs of MoviePass Entertainment being a separate public company, we and MoviePass Entertainment may fail to realize the anticipated benefits of the Spin-Off Transaction in the near term or at all, which could have a material adverse effect on our business, financial condition, operating results and cash flow, and our results of operations.

USE OF PROCEEDS

We estimate the net proceeds to us from the sale of the Common Units offered hereby, after deducting the placement agent fees and estimated offering expenses payable by us, will be approximately $4.6 million.

We will use approximately $1.2 million of the net proceeds from the sale of the common stock and warrants offered by us under this prospectus supplement to redeem a portion of our outstanding non-convertible senior notes that we issued on October 4, 2018 and December 18, 2018, or the “Senior Notes,” and the remaining proceeds for general corporate purposes of the Company and our subsidiaries and transaction expenses. The Senior Notes have an aggregate principal amount of $31.7 million, subject to 50% reduction for a total of approximately $15.9 million if repaid within nine months, and bear interest at 3% per annum, capitalized quarterly. Unless earlier redeemed, the Senior Notes will mature on May 29, 2020.

In order to fund our operations for the foreseeable future, we will require additional capital exceeding our cash on hand even after giving effect to the net proceeds from this offering. In addition, actual costs and expenditures may exceed management’s current expectations. It is unlikely that we will generate sufficient operating cash flow to meet our business objectives. Accordingly, we will need to raise additional capital in the future over and above the net proceeds from this offering.

The amounts and timing of our actual expenditures will depend on numerous factors, including the factors described under “Risk Factors” in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and our management will have significant flexibility in applying the net proceeds of this offering. Until the funds are used as described above, we intend to invest the net proceeds from this offering in short-term, interest-bearing instruments or other investment-grade securities.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2018:

●	on an actual basis; and

●

on an as adjusted basis to give effect to our receipt of net proceeds of approximately $4.8 million from the sale of Common Units that we are offering after deducting the placement agent fees and estimated offering expenses payable by us and the mandatory redemption of $1.2 million of Senior Notes.

This capitalization table should be read in conjunction with management’s discussion and analysis of results of operations and our consolidated financial statements and related notes included in our Annual Report on Form 10-K for the year ended December 31, 2017 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2018.

	As of September 30, 2018
	(Unaudited)
	Actual	As adjusted for this offering(1)(2)
Cash and cash equivalents	$4,850,972	$8,222,889
Preferred stock, $0.01 par value; 2,000,000 shares authorized; 20,500 shares issued and outstanding, actual and as adjusted, as of September 30, 2018	205	205
Common stock, $0.01 par value; 5,000,000,000 shares authorized; 1,357,590,536 issued and outstanding actual, and 1,690,923,870 issued and outstanding, as adjusted, as of September 30, 2018	$13,575,906	$16,909,239
Additional paid-in-capital	461,370,934	462,591,267
Accumulated deficit	(377,266,866)	(377,266,866)
Accumulated other comprehensive loss – foreign currency translation	(156,399)	(156,399)
Non-controlling interest	(25,440,530)	(25,440,530)
Total stockholders’ equity	$72,083,250	$76,636,917

(1)	Cash reflects the net proceeds from this offering, after deducting the mandatory redemption of $1.2 million of Senior Notes.

(2)	Cash does not include the effects of results of operations from October 1, 2018 through the date of this offering.

The total number of shares of common stock to be outstanding immediately after this offering assumes no exercise of the Series C Warrants, the Series D Warrants, the Series E Warrants or the Placement Agent Warrants in this offering, and is based on 1,357,590,536 shares of common stock issued and outstanding as of September 30, 2018, but does not include the following:

●	10,440 shares of common stock available and reserved for issuance pursuant to the Helios and Matheson Analytics Inc. 2014 Equity Incentive Plan;

●	29,364 shares of common stock that may be issued upon the exercise of warrants by Palladium Capital Advisors LLC;

●	18,545 shares of common stock reserved for issuance to various officers, directors, employees and consultants;

●	16,000 shares of common stock issuable to MoviePass upon receipt of stockholder approval and unrestricted conversion of the convertible promissory note in the principal amount of $12 million that we issued to MoviePass upon the closing of the Securities Purchase Agreement, dated August 15, 2017, between the Company and MoviePass;

●	50,886 shares of common stock issuable upon the exercise of warrants issued in public offerings in December 2017, February 2018 and April 2018;

●	10,201 shares of common stock issuable upon the exercise of warrants, issued to Oath Inc. upon the closing of the acquisition of the Moviefone assets;

●	2,000 shares reserved for issuance to Helios and Matheson Information Technology Ltd. in exchange for entering into prior lockup agreements and a new 12-month lockup agreement; and

●	1,026,666,669 shares of common stock issuable upon the exercise of the Warrants and Placement Agent Warrants in this offering.

DILUTION

A purchaser of Common Units in this offering will be diluted immediately to the extent of the difference between the offering price per Common Unit and our pro forma net tangible book value per share after this offering. We calculate net tangible book value per share by dividing our net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock.

Our net tangible book value as of September 30, 2018 was approximately $(7.2) million, or $(0.0100) per share. After giving effect to the sale by us of 333,333,334 Common Units at the offering price of $0.0163 per Common Unit, and after deducting the placement agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2018 would have been approximately $(2.6)million, or $(0.0015) per share. This represents an immediate increase in as adjusted net tangible book value of $0.0085 per share to existing stockholders and an immediate dilution of $0.0178 per share to new investors of Common Units in this offering. The following table illustrates the per share dilution to investors of Common Units in this offering:

Offering price per Common Unit for this offering		$0.0163
Historical net tangible book value per share as of September 30, 2018	$(0.0100)
Increase in as adjusted net tangible book value per share after this offering	$0.0085
As adjusted net tangible book value per share as of September 30, 2018, after giving effect to this offering		$(0.0015)
Dilution per share to new investors		$0.0178

The foregoing table does not take into account further dilution to new investors that could occur upon the exercise of outstanding options, restricted stock units and warrants having a per share exercise price less than the per Common Unit offering price in this offering.

For purposes of calculating pro forma net tangible book value, the above table is based on 1,357,590,536 shares of our common stock issued and outstanding as of September 30, 2018, and does not include the shares issued or issuable as disclosed above under “Capitalization.”

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

We are offering 333,333,334 Common Units (each Common Unit consisting of one share of our common stock, one Series C Warrant to purchase one share of our common stock, one Series D Warrant to purchase one share of our common stock and one Series E Warrant to purchase one share of our common stock). Each share of common stock and accompanying Warrant included in each Common Unit will be issued separately and will be immediately separable upon issuance. The Common Units will not be issued or certificated. Pursuant to this prospectus supplement and the accompanying prospectus, we will also issue the Placement Agent Warrants described below, as part of the compensation payable to the placement agent in connection with this offering. This prospectus supplement also includes the offering of the shares of common stock issuable upon exercise of the Warrants and the Placement Agent Warrants.

Common Stock

The material terms and provisions of our common stock are described under the caption “Description of the Securities that may be Offered––Description of Common Stock” beginning on page 2 of the accompanying prospectus, subject to the following modification. We have 5,002,000,000 shares of capital stock authorized under our certificate of incorporation, consisting of 5,000,000,000 shares of common stock, $0.01 par value, and 2,000,000 shares of preferred stock, $0.01 par value. We have 20,500 shares of Series A Preferred Stock outstanding. Each share of Series A Preferred Stock is entitled to 3,205 votes per share on all matters on which holders of common stock are entitled to vote. However, the amount of votes with respect to the Series A Preferred Stock held by any holder, when aggregated with any other voting securities of our company held by such holder, cannot exceed 19.9% of our outstanding voting power calculated as of June 21, 2018 (or such greater percentage allowed by Nasdaq without any stockholder approval requirements).

Warrants

The following is a brief summary of certain terms and conditions of the Warrants included in the Common Units we are offering and the Placement Agent Warrants and is qualified in its in its entirety by reference to the provisions of the Warrants and the Placement Agent Warrants, as applicable, the forms of which are filed as an exhibit to the registration statement of which this prospectus forms a part.

Series C Warrants

Form. The Series C Warrants will be issued as individual warrant agreements issued to purchasers.

Amount. Each purchaser of a Common Unit will receive a Series C Warrant exercisable into one share of common stock for each Common Unit.

Exercisability. The Series C Warrants will be exercisable at any time on or after the six-month anniversary of issuance date until the five-year anniversary of such initial exercise date. The Series C Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of a Series C Warrant to the extent that the holder would beneficially own more than 4.99% of the outstanding shares of our common stock immediately after exercise. However, upon at least 61 days’ prior notice from the holder to us, the holder may increase or decrease the holder’s amount of ownership of outstanding shares of common stock after exercising the holder’s common warrants to up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series C Warrants. Purchasers in this offering may also elect prior to the issuance of the Series C Warrants to have the initial exercise limitation set at 9.99% of the outstanding shares of our common stock.

Exercise Price. The exercise price per whole share of common stock purchasable upon exercise of the Series C Warrants is $0.0163 per share of common stock. The exercise price and number of shares of our common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

Cashless Exercise. If, at the time a holder exercises its Series C Warrants, a registration statement registering the issuance of the shares of our common stock underlying the Series C Warrants under the Securities Act, or a prospectus contained therein, is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of our common stock determined according to a formula set forth in the Series C Warrants.

Transferability. Subject to applicable laws, a Series C Warrant may be transferred at the option of the holder upon surrender of the Series C Warrant to us together with the appropriate instruments of transfer.

Exchange Listing. We do not plan on applying to list the Series C Warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

Subsequent Rights Offerings. If at any time we grant, issue or sell any shares of our common stock, or any securities that would entitle the holder thereof to acquire shares of our common stock, or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of our common stock (collectively, “Purchase Rights”), then each holder will be entitled to acquire, upon the terms applicable to such securities, the aggregate number of Purchase Rights which such holder could have acquired if such holder had held the number of shares of common stock acquirable upon complete exercise of the Series C Warrant (without regard to any limitations on exercise hereof, including without limitation, any beneficial ownership limitations); provided, however, that to the extent that such holder’s ownership of the Purchase Rights would result in such holder exceeding the beneficial ownership limitations, then such holder shall not be entitled to such Purchase Rights to such extent, and such Purchase Rights to such extent shall be held in abeyance for such holder until such time, if ever, as its right thereto would not result in such holder exceeding the beneficial ownership limitation.

Distributions. In the event we declare or make a dividend or other distribution of our assets to holders of shares of our common stock, then the holders of Series C Warrants shall be entitled to participate in such distribution to the same extent that a holder would have participated therein if such holder had held the number of shares of our common stock such holder could have acquired if such holder had held the number of shares of common stock acquirable upon complete exercise of the Series C Warrant (without regard to any limitations on exercise hereof, including without limitation, any beneficial ownership limitations); provided, however, that to the extent that such holder’s right to participate in any such distribution would result in such holder exceeding the beneficial ownership limitations, then such holder shall not be entitled to participate in such distribution to such extent (or in the beneficial ownership of any shares of our common stock as a result of such distribution to such extent) and the portion of such distribution shall be held in abeyance for the benefit of such holder until such time, if ever, as its right thereto would not result in such holder exceeding the beneficial ownership limitation).

Fundamental Transactions. In the event of a fundamental transaction, as described in the Series C Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of the outstanding shares of our common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by the outstanding shares of our common stock, the holders of the Series C Warrants will be entitled to receive upon exercise of the Series C Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Series C Warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the Series C Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Series C Warrants do not have the rights or privileges of holders of shares of our common stock, including any voting rights, until they exercise their Series C Warrants.

Amendments. The terms of a Series C Warrant may be amended or modified with the written consent of the Company and the holder of the Series C Warrant.

Fractional Shares. No fractional shares of our common stock will be issued in connection with the exercise of a Series C Warrant. In lieu of fractional shares of our common stock, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Series D Warrants

Form. The Series D Warrants will be issued as individual warrant agreements issued to purchasers.

Amount. Each purchaser of a Common Unit will receive a Series D Warrant exercisable into one share of common stock for each Common Unit.

Exercisability. The Series D Warrants will be exercisable at any time on or after the six-month anniversary of issuance date until the one-year anniversary of such initial exercise date. The Series D Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of a Series D Warrant to the extent that the holder would beneficially own more than 4.99% of the outstanding shares of common stock immediately after exercise. However, upon at least 61 days’ prior notice from the holder to us, the holder may increase or decrease the holder’s amount of ownership of outstanding shares of our common stock after exercising the holder’s common warrants to up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series D Warrants. Purchasers in this offering may also elect prior to the issuance of the Series D Warrants to have the initial exercise limitation set at 9.99% of the outstanding shares of our common stock.

Exercise Price. The exercise price per whole share of common stock purchasable upon exercise of the Series D Warrants is $0.0163 per share of common stock. The exercise price and number of shares of our common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

Cashless Exercise. If, at the time a holder exercises its Series D Warrants, a registration statement registering the issuance of the shares of our common stock underlying the Series D Warrants under the Securities Act, or a prospectus contained therein, is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of our common stock determined according to a formula set forth in the Series D Warrants.

Transferability. Subject to applicable laws, a Series D Warrant may be transferred at the option of the holder upon surrender of the Series D Warrant to us together with the appropriate instruments of transfer.

Exchange Listing. We do not plan on applying to list the Series D Warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

Subsequent Rights Offerings. If at any time we grant, issue or sell any Purchase Rights, then each holder will be entitled to acquire, upon the terms applicable to such securities, the aggregate number of Purchase Rights which such holder could have acquired if such holder had held the number of shares of common stock acquirable upon complete exercise of the Series D Warrant (without regard to any limitations on exercise hereof, including without limitation, any beneficial ownership limitations); provided, however, that to the extent that such holder’s ownership of the Purchase Rights would result in such holder exceeding the beneficial ownership limitations, then such holder shall not be entitled to such Purchase Rights to such extent, and such Purchase Rights to such extent shall be held in abeyance for such holder until such time, if ever, as its right thereto would not result in such holder exceeding the beneficial ownership limitation.

Distributions. In the event we declare or make a dividend or other distribution of our assets to holders of shares of our common stock, then the holders of Series D Warrants shall be entitled to participate in such distribution to the same extent that a holder would have participated therein if such holder had held the number of shares of our common stock such holder could have acquired if such holder had held the number of shares of common stock acquirable upon complete exercise of the Series D Warrant (without regard to any limitations on exercise hereof, including without limitation, any beneficial ownership limitations); provided, however, that to the extent that such holder’s right to participate in any such distribution would result in such holder exceeding the beneficial ownership limitations, then such holder shall not be entitled to participate in such distribution to such extent (or in the beneficial ownership of any shares of our common stock as a result of such distribution to such extent) and the portion of such distribution shall be held in abeyance for the benefit of such holder until such time, if ever, as its right thereto would not result in such holder exceeding the beneficial ownership limitation).

Fundamental Transactions. In the event of a fundamental transaction, as described in the Series D Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of the outstanding shares of our common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by the outstanding shares of our common stock, the holders of the Series D Warrants will be entitled to receive upon exercise of the Series D Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Series D Warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the Series D Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Series D Warrants do not have the rights or privileges of holders of shares of our common stock, including any voting rights, until they exercise their Series D Warrants.

Amendments. The terms of a Series D Warrant may be amended or modified with the written consent of the Company and the holder of the Series D Warrant.

Fractional Shares. No fractional shares of our common stock will be issued in connection with the exercise of a Series D Warrant. In lieu of fractional shares of our common stock, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Series E Warrants

Form. The Series E Warrants will be issued as individual warrant agreements issued to purchasers.

Amount. Each purchaser of a Common Unit will receive a Series E Warrant exercisable into one share of common stock for each Common Unit.

Exercisability. The Series E Warrants will be exercisable at any time on or after the six-month anniversary of issuance date until the one-year anniversary of such initial exercise date. The Series E Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of a Series E Warrant to the extent that the holder would beneficially own more than 4.99% of the outstanding shares of common stock immediately after exercise. However, upon at least 61 days’ prior notice from the holder to us, the holder may increase or decrease the holder’s amount of ownership of outstanding shares of our common stock after exercising the holder’s common warrants to up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series E Warrants. Purchasers in this offering may also elect prior to the issuance of the Series E Warrants to have the initial exercise limitation set at 9.99% of the outstanding shares of our common stock.

Exercise Price. The exercise price per whole share of common stock purchasable upon exercise of the Series E Warrants is $1.00 per share of common stock. The exercise price and number of shares of our common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

Cashless Exercise. If, at the time a holder exercises its Series E Warrants, a registration statement registering the issuance of the shares of our common stock underlying the Series E Warrants under the Securities Act, or a prospectus contained therein, is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of our common stock determined according to a formula set forth in the Series E Warrants.

Transferability. Subject to applicable laws, a Series E Warrant may be transferred at the option of the holder upon surrender of the Series E Warrant to us together with the appropriate instruments of transfer.

Exchange Listing. We do not plan on applying to list the Series E Warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

Subsequent Rights Offerings. If at any time we grant, issue or sell any Purchase Rights, then each holder will be entitled to acquire, upon the terms applicable to such securities, the aggregate number of Purchase Rights which such holder could have acquired if such holder had held the number of shares of common stock acquirable upon complete exercise of the Series E Warrant (without regard to any limitations on exercise hereof, including without limitation, any beneficial ownership limitations); provided, however, that to the extent that such holder’s ownership of the Purchase Rights would result in such holder exceeding the beneficial ownership limitations, then such holder shall not be entitled to such Purchase Rights to such extent, and such Purchase Rights to such extent shall be held in abeyance for such holder until such time, if ever, as its right thereto would not result in such holder exceeding the beneficial ownership limitation.

Distributions. In the event we declare or make a dividend or other distribution of our assets to holders of shares of our common stock, then the holders of Series E Warrants shall be entitled to participate in such distribution to the same extent that a holder would have participated therein if such holder had held the number of shares of our common stock such holder could have acquired if such holder had held the number of shares of common stock acquirable upon complete exercise of the Series E Warrant (without regard to any limitations on exercise hereof, including without limitation, any beneficial ownership limitations); provided, however, that to the extent that such holder’s right to participate in any such distribution would result in such holder exceeding the beneficial ownership limitations, then such holder shall not be entitled to participate in such distribution to such extent (or in the beneficial ownership of any shares of our common stock as a result of such distribution to such extent) and the portion of such distribution shall be held in abeyance for the benefit of such holder until such time, if ever, as its right thereto would not result in such holder exceeding the beneficial ownership limitation).

Fundamental Transactions. In the event of a fundamental transaction, as described in the Series E Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of the outstanding shares of our common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by the outstanding shares of our common stock, the holders of the Series E Warrants will be entitled to receive upon exercise of the Series E Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Series E Warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the Series E Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Series E Warrants do not have the rights or privileges of holders of shares of our common stock, including any voting rights, until they exercise their Series E Warrants.

Amendments. The terms of a Series E Warrant may be amended or modified with the written consent of the Company and the holder of the Series E Warrant.

Fractional Shares. No fractional shares of our common stock will be issued in connection with the exercise of a Series E Warrant. In lieu of fractional shares of our common stock, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Placement Agent Warrants

In addition, we have agreed to issue to the placement agent the Placement Agent Warrants to purchase up to 8.0% of the aggregate number of shares of our common stock included to be sold in this offering, including shares of common stock issuable upon the exercise of the Warrants. The Placement Agent Warrants will have an exercise price equal to $0.020375, or 125% of the purchase price per share of common stock in this offering, and such Placement Agent Warrants will be exercisable at any time on or after the six-month anniversary of issuance date until the fifth anniversary of the effective date of this offering.

PLAN OF DISTRIBUTION

Pursuant to an engagement letter dated December 16, 2018, we have engaged H.C. Wainwright & Co., LLC (“Wainwright” or the “placement agent”) to act as our exclusive placement agent in connection with this offering of our securities pursuant to this prospectus supplement and accompanying prospectus. Under the terms of the engagement letter, the placement agent has agreed to act as our exclusive placement agent, on a reasonable best efforts basis, in connection with the issuance and sale by us of our securities in this takedown from our shelf registration statement. The terms of this offering were subject to market conditions and negotiations between us, the placement agent and prospective investors. The engagement letter does not give rise to any commitment by the placement agent to purchase any of our securities, and the placement agent will have no authority to bind us by virtue of the engagement letter. Further, the placement agent does not guarantee that it will be able to raise new capital in any prospective offering. The placement agent may engage sub-agents or selected dealers to assist with this offering.

The placement agent proposes to arrange for the sale of the securities we are offering pursuant to this prospectus supplement and accompanying prospectus to one or more investors through a securities purchase agreement directly between the purchasers and us. The securities purchase agreement will provide the purchasers with certain representations, warranties and covenants from us.

We expect to deliver the securities being offered pursuant to this prospectus supplement on or about January 16, 2019.

We have agreed to pay the placement agent a total cash fee equal to 8.0% of the gross proceeds of this offering (except in the case of one of the purchasers, the fee will be equal to 6.0% of the gross proceeds received from such purchaser). We will also pay the placement agent a management fee equal to 1.0% of the gross proceeds raised in this offering and $85,000 for non-accountable expenses and $10,000 for clearing expenses. Palladium Capital Advisors, LLC is an independent financial advisor to us in connection with the offering and will receive an advisory fee of $100,000. Palladium Capital Advisors, LLC will not sell or offer to sell any securities offered hereby. We estimate the total expenses payable by us for this offering will be approximately $0.5 million, which amount excludes the placement agent fees. In addition, we have agreed to issue to the Placement Agent Warrants to purchase up to 8.0% of the aggregate number of shares of our common stock sold in this offering, or up to 26,666,667 shares of common stock. The Placement Agent Warrants will have substantially the same terms as the Series C Warrants issued to the investors in this offering, except that the Placement Agent Warrants will have an exercise price equal to $0.020375, or 125% of the offering price per share in this offering and will be exercisable at any time on or after the six-month anniversary of issuance date until the fifth anniversary of the effective date of the offering. Pursuant to FINRA Rule 5110(g), the Placement Agent Warrants and any shares issued upon exercise of the Placement Agent Warrants shall not be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of our reorganization; (ii) to any FINRA member firm participating in this offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the placement agent or related persons do not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period.

We have agreed to indemnify the placement agent and specified other persons against certain liabilities relating to or arising out of the placement agent’s activities under the engagement letter and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

We have also granted the placement agent certain rights of first refusal following the closing of the offering to act as sole book-runner, sole manager, sole underwriter or sole placement agent for each and every future public or private equity offering by us or any of our successors or subsidiaries, under certain circumstances. In addition, we have also agreed to pay the placement agent a tail fee equal to the cash and warrants compensation in this offering, in case certain investors provide us with capital in any public or private offering or other financing or capital raising transaction, subject to certain conditions and exceptions, during the twelve-month period after the expiration of termination of the engagement letter.

Pursuant to the securities purchase agreement, subject to certain exceptions, we have agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents for a period of 30 days following the consummation of this offering.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock and warrants by the placement agent acting as principal. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

From time to time, the placement agent may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any further services.

Listing; Transfer Agent and Registrar

Our common stock is listed on the Nasdaq Capital Market under the symbol “HMNY”. We do not intend to list the Warrants or the Placement Agent Warrants to be sold in this offering on any securities exchange.

The transfer agent for our common stock is Computershare. Our transfer agent’s address is 350 Indiana Street, Suite 750, Golden, Colorado 80401.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Greenberg Traurig, LLP, Los Angeles, California.

EXPERTS

Rosenberg Rich Baker Berman, P.A., independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the years ended December 31, 2017 and 2016, as set forth in their report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement in which this prospectus supplement is included, which report includes an explanatory paragraph about the existence of substantial doubt concerning our ability to continue as a going concern. Our consolidated financial statements for the years ended December 31, 2017 and 2016 are incorporated by reference in reliance on Rosenberg Rich Baker Berman, P.A.’s report, given on their authority as experts in accounting and auditing.

The balance sheets of MoviePass as of December 31, 2016 and 2015, and the related statements of operations, stockholders’ equity, and cash flows for each of the years then ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated by reference from the Company’s Form 8-K filed with the Securities and Exchange Commission on November 30, 2017 which report includes an explanatory paragraph about the existence of substantial doubt concerning MoviePass’ ability to continue as a going concern. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities covered by this prospectus supplement. This prospectus supplement, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus supplement, please see the registration statement and the exhibits filed with the registration statement. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above. We maintain a website at http://www.hmny.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

The SEC and applicable law permits us to “incorporate by reference” into this prospectus supplement information that we have or may in the future file with or furnish to the SEC. This means that we can disclose important information by referring you to those documents. You should read carefully the information incorporated herein by reference because it is an important part of this prospectus supplement. We hereby incorporate by reference the following documents into this prospectus supplement:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the Securities and Exchange Commission on April 17, 2018;

●	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2018, June 30, 2018 and September 30, 2018, as filed with the Securities and Exchange Commission on May 15, 2018, August 14, 2018 and November 15, 2018, respectively;

●	our Current Reports on Form 8-K filed with the Securities and Exchange Commission on January 9, 2018, January 11, 2018, January 19, 2018, January 26, 2018, February 8, 2018, February 13, 2018, March 14, 2018, March 15, 2018, April 5, 2018, April 18, 2018, April 19, 2018, April 20, 2018, May 8, 2018, June 4, 2018, June 21, 2018, June 26, 2018, June 29, 2018, July 11, 2018, July 13, 2018, July 24, 2018, July 25, 2018, July 27, 2018, July 31, 2018, August 1, 2018, August 30, 2018, September 12, 2018, October 4, 2018, October 15, 2018, December 18, 2018, December 21, 2018, and December 31, 2018; and our Current Report on Form 8-K/A filed with the Securities and Exchange Commission on February 9, 2018, and July 25, 2018; and

●	the financial statements of MoviePass for the year ended December 31, 2016 and the interim period ended September 30, 2017 included in our Current Report on Form 8-K filed with the Securities and Exchange Commission on November 30, 2017.

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K), after the date of this prospectus supplement and before the termination or completion of this offering shall be deemed to be incorporated by reference into this prospectus supplement from the respective dates of filing of such documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus supplement.

Upon written or oral request, we will provide you without charge, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents. Please send requests to Helios and Matheson Analytics Inc., Attn: Chief Executive Officer, The Empire State Building, 350 Fifth Avenue, New York, New York 10118, telephone number is (212) 979-8228.

PROSPECTUS

$1,200,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

Subscription Rights

We may from time to time offer and sell, in one or more offerings, up to $1,200,000,000 in any combination of common stock, preferred stock, debt securities, which may be senior, senior subordinated, or subordinated, warrants, units and subscription rights. This prospectus provides you with a general description of the securities we may offer and certain other information about our company. We may offer these securities in amounts, at prices and on terms determined at the time of offering.

We will provide you the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free-writing prospectuses to be provided to you in connection with these offerings. Any prospectus supplement and any related free-writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, any applicable prospectus supplement and any related free-writing prospectus, as well as any documents incorporated by reference, before you invest.

We may offer these securities from time to time in amounts, at prices and on other terms to be determined at the time of the offering. We may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market under the symbol “HMNY.” On June 29, 2018, the closing price of our common stock as reported by the Nasdaq Capital Market was $0.31 per share.

An investment in our securities involves a high degree of risk. See “Risk Factors” on page 2 of this prospectus for more information on these risks. We may include additional risk factors in an applicable prospectus supplement under the heading “Risk Factors.” You should review that section of the prospectus supplement for a discussion of matters that investors in our securities should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 5, 2018

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer to sell any combination of the securities described in this prospectus in one or more offerings for an aggregate offering price of up to $1,200,000,000. This prospectus provides you with a general description of the securities which may be offered. Each time we offer securities for sale, we will provide a prospectus supplement that contains specific information about the terms of that offering. Any prospectus supplement may also add or update information contained in this prospectus. You should read both this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described below under “Where You Can Find More Information” and “Information Incorporated by Reference.”

The registration statement that contains this prospectus (including the exhibits thereto) contains additional important information about us and the securities we may offer under this prospectus. Specifically, we have filed certain legal documents that establish the terms of the securities offered by this prospectus as exhibits to the registration statement. We will file certain other legal documents that establish the terms of the securities offered by this prospectus as exhibits to reports we file with the SEC. You may obtain copies of that registration statement and the other reports and documents referenced herein as described below under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, unless the context otherwise requires, references to “we,” “us,” “our,” “our company,” “the Company,” or “Helios” refer to Helios and Matheson Analytics Inc. and its subsidiaries.

MARKET, INDUSTRY AND OTHER DATA

This prospectus, including the information incorporated by reference, contains estimates, projections and other information concerning our industry, our business, and the markets for certain products and services, including data regarding the estimated size of those markets and their projected growth rates. Information that is based on estimates, forecasts, projections or similar methodologies is based on a number of assumptions and is inherently subject to uncertainties, including those described in “Risk Factors” and elsewhere in this prospectus and documents incorporated by reference in this prospectus, and actual events or circumstances may differ materially from events and circumstances reflected in this information. You are cautioned not to give undue weight to such estimates, projections and other information.

Unless otherwise expressly stated, we obtained this industry, business, market and other data from reports, research surveys, studies and similar data prepared by third parties and general publications. In some cases, we do not expressly refer to the sources from which this data is derived. In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from the same sources, unless otherwise expressly stated or the context otherwise requires.

ii

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including the documents that we incorporate by reference, may contain forward-looking statements within the meaning of the federal securities laws. Any such statements that do not relate to historical or current facts or matters are forward-looking statements. You can identify some of the forward-looking statements by the use of forward-looking terms, such as “may,” “will,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “project,” “potential,” “forecast” or the negative of such terms and other comparable terminology. Forward-looking statements in this prospectus include, without limitation, statements related to our financial and operating performance, our plans, strategies, objectives, expectations, intentions and adequacy of resources. Certain important risks, including those discussed in the risk factors are described in the section entitled “Risk Factors” in this prospectus and other risks and uncertainties detailed in our other reports and filings with the Securities and Exchange Commission, could cause results to differ materially from those anticipated by some of the forward-looking statements. Some, but not all, of these risks include, among other things:

●	our ability to successfully develop the business model of MoviePass, Inc., our majority-owned subsidiary;

●	our ability to integrate the operations of MoviePass into our operations;

●	our capital requirements and whether or not we will be able to raise capital when we need it;

●	changes in local, state or federal regulations that will adversely affect our business;

●	our ability to retain our existing clients and market and sell our services to new clients;

●	whether we will continue to receive the services of certain officers and directors;

●	our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others;

●	our ability to effectively react to other risks and uncertainties described from time to time in our filings with the Securities and Exchange Commission, such as fluctuation of quarterly financial results, reliance on third party consultants, litigation or other proceedings and stock price volatility; and

●	other uncertainties, all of which are difficult to predict and many of which are beyond our control.

The forward-looking statements are based on our beliefs, assumptions and expectations of future events, taking into account all information currently available to us. Forward-looking statements are not guarantees of future events or of our performance. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. You are urged to carefully review the disclosures we make concerning risks and other factors that may affect our business and operating results, including those made in the section entitled “Risk Factors” in this prospectus, and any of those made in our other reports filed with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should refer to and carefully review the information in future documents we file with the Securities and Exchange Commission.

iii

PROSPECTUS SUMMARY

OUR BUSINESS

This is only a summary and may not contain all the information that is important to you. You should carefully read both this prospectus and any accompanying prospectus supplement and any other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”

About Helios and Matheson Analytics Inc.

Overview

We provide high quality information technology, or IT, services and solutions including a range of technology platforms focusing on big data, business intelligence, and consumer-centric technology.  More recently, to provide greater value to stockholders, we have sought to expand our business primarily through acquisitions that leverage our capabilities and expertise.

As of the date of this prospectus, we own 91.8%, of the outstanding shares of MoviePass, Inc., or MoviePass, (excluding outstanding MoviePass options and warrants).  MoviePass is the premiere movie theater subscription service in the United States which provides our subscribers the ability to view up to one new movie title per day for one monthly subscription price.

MoviePass Ventures, LLC (“MoviePass Ventures”) was formed as a Delaware limited liability company in January 2018 and is a wholly-owned subsidiary of the Company. MoviePass Ventures aims to collaborate with film distributors to share in film revenues while using the data analytics MoviePass offers for marketing and targeting services for MoviePass’ paying subscribers using the platform.

On April 4, 2018, we acquired Moviefone assets from Oath Inc. (formerly, AOL Inc.), a wholly-owned subsidiary of Verizon Communications Inc. Moviefone, a multimedia media information and advertising service, provides over 6 million monthly unique visitors full access to the entertainment ecosystem, from movie theaters to streaming content.

On May 30, 2018 we formed MoviePass Films LLC (“MoviePass Films”) with Emmett Furla Oasis Films (“EFO Films”). Helios owns 51% and EFO Films owns 49% of MoviePass Films. MoviePass Films focuses on studio-driven content and new film production for theatrical release and other distribution channels.  We plan to capitalize on the capabilities of MoviePass to market future MoviePass Films productions to MoviePass subscribers.

Corporate Information

Our executive offices are located at The Empire State Building, 350 Fifth Avenue, New York, New York 10118, and our telephone number is (212) 979-8228. Additional information about us is available on our website at www.hmny.com. The information contained on or that may be obtained from our website is not, and shall not be deemed to be, a part of this prospectus. Our common stock, par value $0.01 per share, is currently traded on the Nasdaq Capital Market under the ticker symbol “HMNY.”

For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

RISK FACTORS

Investing in our securities involves a high degree of risk. Please see the risk factors set forth in Part I, Item 1A of our most recent Annual Report on Form 10-K and Part II, and other filings we make with the SEC, which are incorporated by reference in this prospectus. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline.

USE OF PROCEEDS

Unless we state otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us under this prospectus and any related prospectus supplement for general corporate purposes of Helios and its subsidiaries and/or to support MoviePass and MoviePass Ventures operations. These purposes may include capital expenditures and additions to working capital. When a particular series of securities is offered, the prospectus supplement relating to that series will set forth our intended use for the net proceeds we receive from the sale of the securities. Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities sold by the Company in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchases in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF THE SECURITIES THAT MAY BE OFFERED

Description of Common Stock

The following summary of the rights of our common stock is not complete and is subject to and qualified in its entirety by reference to our certificate of incorporation and bylaws, copies of which are included as exhibits to our registration statement on Form S-3, of which this prospectus forms a part. See “Where You Can Find More Information.”

We have 502,000,000,000 shares of capital stock authorized under our certificate of incorporation, consisting of 500,000,000 shares of common stock, $0.01 par value, and 2,000,000 shares of preferred stock, $0.01 par value.

As of June 29, 2018 we had 249,870,588 shares of common stock outstanding and 20,500 shares of Series A Preferred Stock outstanding. Our authorized but unissued shares of common stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

Holders of our common stock are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purpose, subject to any preferential dividend rights of any then outstanding preferred stock. The shares of common stock are neither redeemable or convertible. Holders of common stock have no preemptive or subscription rights to purchase any of our securities.

Each holder of our common stock is entitled to one vote for each such share outstanding in the holder’s name. No holder of common stock is entitled to cumulate votes in voting for directors.

In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive pro rata our assets which are legally available for distribution, after payments of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding. All of the outstanding shares of our common stock are fully paid and non-assessable. The shares of common stock offered by this prospectus will also be fully paid and non-assessable.

Our common stock is listed on the Nasdaq Capital Market under the symbol “HMNY.” On June 29, 2018, the last sale price of our common stock was $0.31 per share. The transfer agent and registrar for our common stock is Computershare. Its address is 250 Royall Street, Canton, Massachusetts 02021.

Description of Preferred Stock

Our certificate of incorporation permits us to issue up to 2,000,000 shares of preferred stock in one or more series and with rights and preferences that may be fixed or designated by our board of directors without any further action by our stockholders. We currently have 20,500 shares of Series A Preferred Stock outstanding. The following is a description of the Series A Preferred Stock:

Dividends

The Series A Preferred Stock does not accrue dividends.

Conversion

The Series A Preferred Stock is not convertible into common stock.

Voting Rights

Each share of Series A Preferred Stock is entitled to 3,205 votes per share on all matters on which holders of common stock are entitled to vote. However, the amount of votes with respect to the Series A Preferred Stock held by any holder, when aggregated with any other voting securities of our company held by such holder, cannot exceed 19.9% of our outstanding voting power calculated as of June 21, 2018 (or such greater percentage allowed by Nasdaq without any stockholder approval requirements).

Redemption

From and after the time when the first 15% of the aggregate principal amount of any Series B-2 Senior Secured Convertible Notes issued on June 26, 2018 (the “Convertible Notes”) is paid or converted in accordance with the terms of the Convertible Notes, we will have the right to redeem all or a portion of the Series A Preferred Stock at a price per share equal to $0.01, payable, at our option with cash or shares of our common stock or, if required by, certain beneficial ownership limitations, rights to receive common stock.

Transfer

The shares of Series A Preferred Stock are transferable, subject to limitations in the voting agreements between us and each of the buyers of the Convertible Notes and applicable securities laws.

Liquidation Preference

Upon any liquidation, dissolution or winding up of our company, the holders of the shares of Series A Preferred Stock will be entitled to receive in cash out of the assets of our company, before any amount is paid to the holders of any junior stock, including our common stock, an amount per share of Series A Preferred Stock equal to 100% of the stated value per share (which is equal to $1,000) plus $0.01.

The Certificate of Designations also includes covenants restricting the Company’s ability to take certain actions without the approval of at least a majority of the outstanding shares of the Preferred Stock.

Subject to the limitations prescribed in our certificate of incorporation and under Delaware law, our certificate of incorporation authorizes the board of directors, from time to time by resolution and without further stockholder action, to provide for the issuance of shares of preferred stock, in one or more series, and to fix the designation, powers, preferences and other rights of the shares and to fix the qualifications, limitations and restrictions thereof.

Description of Debt Securities

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer offered under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. The supplement will also indicate to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities, either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations, issued in one or more series, and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations.

The debt securities will be issued under an indenture between us and a trustee to be identified in the applicable prospectus supplement. We have summarized select portions of the indenture below. Please note, however, that the summary below is not complete. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture for provisions that may be important to you. Capitalized terms used in the summary below and not defined herein have the meanings specified in the form of the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate, or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. The prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered will set forth the aggregate principal amount and the other terms of the debt securities, including, if applicable:

●	the title and ranking of the debt securities (including the terms of any subordination provisions);

●	the price or prices (expressed as a percentage of the principal amount) at which the debt securities will be sold;

●	any limit on the aggregate principal amount of the debt securities;

●	the date or dates on which the principal of and premium, if any, on the debt securities is payable and/or the method of determination thereof;

●	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

●	the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

●	the right, if any, to extend the interest payment periods and the duration of such extension;

●	the period or periods within which, the price or prices at which, and the terms and conditions upon which, we may redeem the debt securities;

●	any obligation we will have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions (including payments made in cash in participation of future sinking fund obligations) or at the option of a holder of debt securities, and the period or periods within which (or manner of determining the same), the price or prices at which (or manner of determining the same), and in the terms and conditions upon which, debt securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

●	the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

●	the form of the debt securities of the series, including the form of the trustee’s certificate of authentication for such series and any legends or endorsements to be placed thereon;

●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●	the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

●	the designation of the currency, currencies or currency units in which payment of principal of, premium, and interest on the debt securities will be made;

●	if payments of principal of, or premium, if any, or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

●	the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any provisions relating to any security provided for the debt securities;

●	any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

●	any addition to, deletion of or change in the covenants described in this prospectus or set forth in the indenture with respect to the debt securities;

●	the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

●	if other than the trustee, the identity of the trustee, the registrar, paying agent and custodian for the depositary;

●	if other than The Depository Trust Company, the identity of the depositary; and

●	any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. Information on the federal income tax considerations and other special considerations applicable to any of these debt securities will be provided in the applicable prospectus supplement.

If the purchase price of any of the debt securities is denominated in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, then information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units will be provided in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company (which we refer to as “DTC”) or a nominee of DTC (which we refer to as a “book-entry debt security”), or a certificate issued in definitive registered form (which is referred to as a “certificated debt security”), as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. Holders may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange may be required.

Holders may effect the transfer of certificated debt securities and the right to receive the principal of, or any premium or interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, DTC, and registered in the name of DTC or a nominee of DTC. Please see the section entitled “Global Securities” in this prospectus for more information.

Covenants

Any restrictive covenants applicable to any issue of debt securities will be set forth in the applicable prospectus supplement.

No Protection in the Event of a Change of Control

Unless stated otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

●	we are the surviving corporation or the successor person (if other than us) is a corporation that is organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

●	immediately after giving effect to the transaction, no Default or Event of Default shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into, or transfer all or part of its properties to us.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

●	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

●	default in the payment of principal of any security of that series when it becomes due and payable, whether at stated maturity, upon redemption, upon purchase, upon acceleration or otherwise;

●	default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee, or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

●	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of the Company; and

●	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain other of our indebtedness or indebtedness of our subsidiaries outstanding from time to time.

So long as any of the securities are outstanding, we will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. Such acceleration will not be effective until the earlier of (1) the acceleration of indebtedness under our senior secured credit facilities or (2) five business days after receipt by us of written notice of such acceleration, at which time the principal premium, if any, interest and any other monetary obligations on all the then outstanding series of debt securities will become due and payable immediately. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of accrued and unpaid interest, if any, on all outstanding debt securities or the applicable series will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. Please refer to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture will provide that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in exercising such right of power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

●	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

●	the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture require us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the debt securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each holder of the debt securities of that series notice of a Default or Event of Default within 90 days after it occurs. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

●	to cure any ambiguity, defect or inconsistency;

●	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

●	to provide for uncertificated securities in addition to or in place of certificated securities;

●	to make any change that does not adversely affect the rights of any holder of debt securities;

●	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

●	to add covenants for the benefit of the holders of debt securities of any series or to surrender any right or power conferred upon the Company;

●	to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

●	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

●	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

●	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

●	reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

●	reduce the principal amount of discount securities payable upon acceleration of maturity;

●	waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

●	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

●	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

●	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive compliance by us with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

●	we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement; and

●	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

●	depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

●	delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. However, we shall remain liable for those payments.

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.

Description of Warrants

We may issue warrants for the purchase of our common stock or preferred stock or of debt securities. As explained below, each warrant will entitle its holder to purchase our securities at an exercise price set forth in, or to be determined as set forth in, the related prospectus supplement. Warrants may be issued separately or together with other securities. The warrants are to be issued under warrant agreements to be entered into between us and the investors or a warrant agent.

The particular terms of each issue of warrants and the warrant agreement relating to the warrants will be described in the applicable prospectus supplement, including, as applicable:

●	the title of the warrants;

●	the initial offering price;

●	the aggregate number of warrants and the aggregate number of shares of common stock or preferred stock purchasable upon exercise of the warrants;

●	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

●	if applicable, the designation and terms of the equity securities with which the warrants are issued, and the number of warrants issued with each equity security;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum number of the warrants that may be exercised at any one time;

●	anti-dilution provisions of the warrants, if any;

●	redemption or call provisions, if any, applicable to the warrants;

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

●	the exercise price.

Holders of warrants will not be entitled, solely by virtue of being holders, to vote, to receive dividends, to receive notice as stockholders with respect to any meeting or written consent of stockholders for the election of directors or any other matter, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the warrants. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the indenture.

Description of Units

We may, from time to time, issue units comprised of one or more of the other securities described in this prospectus in any combination. A prospectus supplement will describe the specific terms of the units offered under that prospectus supplement, and any special considerations applicable to investing in those units. You must look at the applicable prospectus supplement and any applicable unit agreement for a full understanding of the specific terms of any units. We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. While the terms we have summarized below will generally apply to any units that we may offer in the future under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement and incorporated documents. The terms of any units offered under a prospectus supplement may differ from the terms described below.

General

We may issue units consisting of common stock, preferred stock, warrants, subscription rights or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement and any incorporated documents the terms of the series of units, including the following:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued; and

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Debt Securities,” “Description of Warrants,” and “Description of Units” will apply to each unit and to any common stock, preferred stock, debt securities, or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

Description of Subscription Rights

We may issue subscription rights to purchase common stock, preferred stock, debt securities or other securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

●	the price, if any, for the subscription rights;

●	the exercise price payable for each share of common stock, preferred stock, debt securities or other securities upon the exercise of the subscription rights;

●	the number of subscription rights issued to each stockholder;

●	the number and terms of the shares of common stock, preferred stock, or other securities which may be purchased per each subscription right;

●	the principal amount of debt securities that may be purchased per each subscription right;

●	the extent to which the subscription rights are transferable;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate if we offer subscription rights, see “Where You Can Find More Information”. We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Charter Documents

The following is a summary of our certificate of incorporation and our bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to our certificate of incorporation and bylaws. Our certificate of incorporation states that we expressly elect not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

Our charter documents include provisions that may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by our stockholders. These provisions are summarized in the following paragraphs.

Effects of authorized but unissued common stock and blank check preferred stock. One of the effects of the existence of authorized but unissued common stock and undesignated preferred stock may be to enable our board of directors to make more difficult or to discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management. If, in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, such shares could be issued by the board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by putting a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

In addition, our certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance also may adversely affect the rights and powers, including voting rights, of those holders and may have the effect of delaying, deterring or preventing a change in control of our company.

Cumulative Voting. Our certificate of incorporation does not provide for cumulative voting in the election of directors which would allow holders of less than a majority of the stock to elect some directors.

Vacancies. Section 223 of the Delaware General Corporation Law and our bylaws provide that all vacancies, including newly created directorships, may be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum.

Special Meeting of Stockholders. A special meeting of stockholders may be called by our board of directors or the Chairman of our board of directors and at the request in writing of holders of record of a majority of our outstanding capital stock entitled to vote. The requirement that a majority of our outstanding capital stock is required to call a special meeting means that small stockholders will not have the power to call a special meeting to, for example, elect new directors.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in a prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities (which we refer to collectively as “global securities”). The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary (which we refer to as “DTC”), and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

●	a limited-purpose trust company organized under the New York Banking Law;

●	a “banking organization” within the meaning of the New York Banking Law;

●	a member of the Federal Reserve System;

●	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

●	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

●	DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

●	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

●	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

PLAN OF DISTRIBUTION

We may offer and sell the securities in any one or more of the following ways:

●	to or through underwriters, brokers or dealers;

●	directly to one or more other purchasers;

●	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	through agents on a best-efforts basis;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on the Nasdaq Capital Market or sales made through a market maker other than on an exchange or other similar offerings through sales agents; or

●	otherwise through any other method permitted by applicable law or a combination of any of the above methods of sale.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We may also enter into hedging transactions with respect to our securities. For example, we may:

●	enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

●	sell shares of common stock short and deliver the shares to close out short positions;

●	enter into option or other types of transactions that require the delivery of shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or

●	loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. Any prospectus supplement will also set forth the terms of the offering, including:

●	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

●	any commissions allowed or paid to agents;

●	any other offering expenses;

●	any securities exchanges on which the securities may be listed;

●	the method of distribution of the securities;

●	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

●	any other information we think is important.

●	If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account.

The securities may be sold from time to time by us in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices;

●	at varying prices determined at the time of sale; or

●	at negotiated prices.

Such sales may be effected:

●	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in transactions in the over-the-counter market;

●	in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

●	through the writing of options; or

●	through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us for public offering and sale may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock during and after this offering, but those underwriters will not be obligated to do so and may discontinue any market making at any time. Specifically, the underwriters may over-allot or otherwise create a short position in the common stock for their own accounts by selling more common stock than have been sold to them by us. The underwriters may elect to cover any such short position by purchasing common stock in the open market or by exercising the over-allotment option granted to the underwriters. In addition, the underwriters may stabilize or maintain the price of the common stock by bidding for or purchasing common stock in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if common stock previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the common stock to the extent that it discourages resales of the common stock. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriters and selling group members may also engage in passive market making transactions in our common stock. Passive market making consists of displaying bids on the Nasdaq Capital Market limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

We are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by any person. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of us.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

Any broker-dealer participating in the distribution of the shares of common stock may be deemed to be an “underwriter” within the meaning of the Securities Act with respect to any securities such entity sells pursuant to this prospectus.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Greenberg Traurig LLP, Los Angeles, California. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

Rosenberg Rich Baker Berman P.A., independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the years ended December 31, 2017 and 2016, as set forth in their report, which is incorporated by reference in this registration statement. Our consolidated financial statements for the years ended December 31, 2017 and 2016 are incorporated by reference in reliance on Rosenberg Rich Baker Berman P.A.’s report, given on their authority as experts in accounting and auditing.

The balance sheet of Zone Technologies, Inc. as of December 31, 2015, and the related statements of operations, stockholders’ deficit, and cash flows for the period then ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated by reference from the Company’s Form 8-K/A, Amendment No. 1, filed with the Securities and Exchange Commission on September 20, 2016, which report includes an explanatory paragraph about the existence of substantial doubt concerning Zone Technologies, Inc.’s ability to continue as a going concern. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

The balance sheets of MoviePass Inc. as of December 31, 2016 and 2015, and the related statements of operations, stockholders’ equity, and cash flows for each of the years then ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated by reference from the Company’s Form 8-K filed with the Securities and Exchange Commission on November 30, 2017 which report includes an explanatory paragraph about the existence of substantial doubt concerning MoviePass Inc.’s ability to continue as a going concern. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities covered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above. We maintain a website at http://www.hmny.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC and applicable law permits us to “incorporate by reference” into this prospectus information that we have or may in the future file with or furnish to the SEC. This means that we can disclose important information by referring you to those documents. You should read carefully the information incorporated herein by reference because it is an important part of this prospectus. We hereby incorporate by reference the following documents into this prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on April 17, 2018;

●	our Current Reports on Form 8-K filed with the SEC on April 18, 2018, April 19, 2018, April 20, 2018, May 8, 2018, June 4, 2018, June 21, 2018. June 26, 2018, and June 29, 2018;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 filed with the SEC on May 15, 2018;

●	the financial statements of Zone Technologies, Inc. for the period ended December 31, 2015 and the interim period ended June 30, 2016 included in our Current Report on Form 8-K/A filed with the SEC on September 20, 2016; and

●	the financial statements of MoviePass Inc. for the year ended December 31, 2016 and the interim period ended September 30, 2017 included in our Current Report on Form 8-K filed with the SEC on November 30, 2017.

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K), after the date of this prospectus and before the termination or completion of this offering (including all such documents filed with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

Upon written or oral request, we will provide you without charge, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents. Please send requests to Helios and Matheson Analytics Inc., Attn: Chief Executive Officer, The Empire State Building, 350 Fifth Avenue, New York, New York 10118, telephone number is (212) 979-8228.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

On December 11, 2017, we completed the acquisition of a 62.41% majority interest in MoviePass, for the following consideration: (1) a subordinated convertible promissory note in the principal amount of $12,000,000, which is convertible into shares of our common stock, as further described below; (2) a $5,000,000 promissory note issued to MoviePass; (3) the exchange of a convertible promissory note issued by MoviePass to us in an aggregate principal amount of $11,500,000 (plus accrued interest thereon); (4) $1,000,000 in cash to purchase outstanding convertible notes of MoviePass, which were converted into shares of MoviePass’ common stock amounting to an additional 2% of the outstanding shares of MoviePass common stock; and (5) $20,000,000 in cash pursuant to the Investment Option Agreement, dated October 11, 2017, between us and MoviePass.

On March 8, 2018, we entered into a subscription agreement with MoviePass, pursuant to which, in lieu of repayment of advances totaling $55,525,000 made by us, MoviePass agreed to sell to us an amount of MoviePass common stock equal to 18.79% of the total then outstanding shares of MoviePass common stock (excluding shares underlying MoviePass options and warrants), which we refer to as the March 2018 MoviePass Purchased Shares. MoviePass also agreed to issue to us, in addition to the March 2018 MoviePass Purchased Shares, without payment of additional consideration by us, for purposes of anti-dilution, an amount of shares of MoviePass common stock that caused our total ownership of the outstanding shares of MoviePass common stock (excluding shares underlying MoviePass options and warrants), together with the March 2018 MoviePass Purchased Shares, to equal 81.2% as of March 8, 2018.

From February 27, 2018 through April 12, 2018, we advanced a total of $35,000,000 to MoviePass, which we refer to as the second advance. On April 16, 2018, we entered into an additional subscription agreement with MoviePass, pursuant to which, in lieu of repayment of the second advance, MoviePass agreed to sell to us an amount of shares of common stock of MoviePass equal to 10.6% of the total then outstanding MoviePass common stock (excluding shares underlying MoviePass options and warrants), which we refer to as the April 2018 MoviePass Purchased Shares, based on a pre-money valuation of MoviePass of $295,525,000 as of March 31, 2018. Pursuant to the April 16, 2018 subscription agreement, MoviePass also agreed to issue to us, in addition to the April 2018 MoviePass Purchased Shares, without payment of additional consideration by us, for purposes of anti-dilution, an amount of shares of common stock of MoviePass that caused our total ownership of the outstanding shares of common stock of MoviePass (excluding shares underlying MoviePass options and warrants), together with the April 2018 MoviePass Purchased Shares, to equal 91.8% as of April 12, 2018. The acquisition of 91.8% of the MoviePass shares of common stock is referred to as the MoviePass Transaction.

The following unaudited pro forma condensed combined financial information is based on our historical consolidated financial statements and MoviePass’ historical consolidated financial statements as adjusted to give effect to the MoviePass Transaction. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2018 and the 12 months ended December 31, 2017 give effect to the MoviePass Transaction as if it had occurred on January 1, 2017.

The pro forma combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the MoviePass Transaction occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

Unaudited Pro Forma Condensed Combined Statements of Operations
Year Ended December 31, 2017

	Helios and Matheson Analytics Inc.	MoviePass, Inc. for the period from January 1, 2017 to December 10, 2017		Adjustments		Notes	Pro Forma Results Adjusted for Acquisition of MoviePass, Inc.
Revenues:
Consulting	$4,512,300		$-	$			$4,512,300
Subscription	5,929,267		14,554,809				20,484,076
Total Revenues	10,441,567		14,554,809				24,996,376
Cost of revenue	20,538,709		46,187,587			1	66,726,296
Gross (loss)	(10,097,142)		(31,632,778)				(41,729,920)

Operating Expenses:
Selling, general & administrative	35,698,134		12,881,485		(691,500)	2	47,888,119
Research and development	2,012,548						2,012,548
Loss on impairment of Zone goodwill and intangible assets	6,256,983						6,256,983
Depreciation & amortization	1,951,977		104,379		3,384,868	3	5,441,224
Total operating expenses	45,919,642		12,985,864		2,693,368		61,598,874

Loss from operations	(56,016,784)		(44,618,642)		(2,693,368)		(103,328,794)

Other income/(expense):
Change in fair market value – derivative liabilities	28,303,612						28,303,612
Change in fair market value – warrant liabilities	(20,409,937)		4,818				(20,405,119)
Loss on extinguishment of debt	(4,346,885)		(11,680,959)				(16,027,844)
Interest expense	(98,478,473)		(661,626)				(99,140,099)
Interest income	177,157						177,157
Total other expense	(94,754,526)		(12,337,767)		-	4	(107,092,293)
Loss before income taxes	(150,771,310)		(56,956,409)		(2,693,368)		(210,421,087)
Provision for income tax	53,532						53,532
Net loss	(150,824,842)		(56,956,409)		(2,693,368)		(210,474,619)
Net loss attributable to the non-controlling interest	4,850,308				1,987,461	5	6,837,769
Net loss attributable to Helios and Matheson Analytics, Inc.	$(145,974,534)		$(56,956,409)		$(705,907)		$(203,636,850)

Other comprehensive income – foreign currency adjustment	3,011						3,011
Comprehensive loss	$(145,971,523)		$(56,956,409)		$(705,907)		$(203,633,839)

Net loss per share attributable to common stockholders
Basic and Diluted	$(17.46)	$		$			$(24.35)

Weighted average shares	8,361,094						8,361,094

Notes:

1.       In connection with the allocation of purchase price to the acquired assets and liabilities, we determined that the acquired deferred revenue at the acquisition date should be increased to include the estimated additional service obligations which will be incurred in the future as the deferred revenue is recognized. These amounts will be recognized in future periods as a credit against service costs. As these credits are non-recurring and relate to future periods, except to the extent included in the actual results for the period December 11, 2017 through December 31, 2017 and for the Quarter ended March 31, 2018, the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2017 do not include any further adjustments related to these deferred service cost credits.

2.       Adjustment to remove non-recurring transaction costs associated with the acquisition.

3.       Adjustment to reflect amortization of acquired identifiable intangible assets of MoviePass from January 1, 2017 to December 10, 2017. Amortization expense is recognized on a straight line basis over the useful life of the intangible assets. The useful lives of the MoviePass intangible assets are as follows:

Intangible Assets	Useful Life
Customer Relationships	7
Technology	3
Tradenames and Trademarks	10

4.       The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2017 do not include any adjustments related to acquisition financing costs as we believe that the financing costs that would have been incurred had the MoviePass Transaction taken place on January 1, 2017, would not vary materially from the costs included in the actual results for 2017 and due to the complexity of the financing transactions recalculation was deemed to be impractical.

5.       Represents the adjustment to recognize the non- controlling interest share of the MoviePass net loss for the period January 1, 2017 through December 31, 2017 at 8.2%.

Unaudited Pro Forma Condensed Combined Statements of Operations
Quarter Ended March 31, 2018

	Helios and Matheson Analytics Inc.	Adjustments	Notes	Pro Forma Results Adjusted for Increase in Ownership of MoviePass, Inc.
Revenues:
Consulting	$839,503			$839,503
Subscription	47,162,447			47,162,447
Marketing and promotional services	1,440,910			1,440,910
Total Revenues	49,442,860	-		49,442,860
Cost of revenue	135,968,976			135,968,976
Gross (loss)	(86,526,116)	-		(86,526,116)

Operating Expenses:
Selling, general & administrative	19,709,831			19,709,831
Research and development	224,771			224,771
Depreciation & amortization	1,271,275			1,271,275
Total operating expenses	21,205,877	-		21,205,877

Loss from operations	(107,731,993)			(107,731,993)

Other income/(expense):
Change in fair market value – derivative liabilities	8,597,378			8,597,378
Change in fair market value – warrant liabilities	93,608,200			93,608,200
Gain on extinguishment of debt	15,007,699			15,007,699
Interest expense	(35,534,899)		1	(35,534,899)
Interest income	15,341			15,341
Total other income	81,693,719	-		81,693,719
Loss before income taxes	(26,038,274)	-		(26,038,274)
Provision for income tax	7,951			7,951
Net loss	(26,046,225)	-		(26,046,225)
Net loss attributable to the non-controlling interest	31,222,100	23,177,198	2	8,044,902
Net income/(loss) attributable to Helios and Matheson Analytics, Inc.	$5,175,875	$23,177,198		$(18,001,323)

Other comprehensive (loss) – foreign currency adjustment	(7,150)			(7,150)
Comprehensive income/(loss)	$5,168,725	$23,177,198		$(18,008,473)

Basic income (loss) per share:
Net income/(loss) per share attributable to common stockholders –basic	$0.15			$(0.52)

Weighted average shares – basic	34,850,281			34,850,281
Diluted income per share:
Net income per share attributable to common stockholders –diluted	$0.09			n/a

Weighted average shares – diluted	36,602,367			n/a

Notes:

1.       The unaudited pro forma condensed combined statements of operations for the quarter ended March 31, 2018 do not include any adjustments related to acquisition financing costs as we believe that the financing costs that would have been incurred had the MoviePass transaction taken place on January 1, 2017, would not vary materially from the costs included in the actual results for the quarter ended March 31, 2018 and due to the complexity of the financing transactions, recalculation was deemed to be impractical.

2.       Represents the adjustment to reduce the non-controlling interest share of the MoviePass net loss for the period January 1, 2018 through March 7, 2018 to 8.2%.

HELIOS AND MATHESON ANALYTICS INC.

333,333,334 Common Units (each Common Unit contains One Share of Common Stock, One Series C Common Stock Purchase Warrant, One Series D Common Stock Purchase Warrant and One Series E Common Stock Purchase Warrant);

Placement Agent Warrants to Purchase up to 26,666,667 Shares of Common Stock;

1,026,666,669 Shares of Common Stock Underlying the Series C Common Stock Purchase Warrants, the Series D Common Stock Purchase Warrants, the Series E Common Stock Purchase Warrants and the Placement Agent Warrants

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

January 15, 2019